Exhibit H-1
                    ORGANIZATIONAL CHART
           Investment in Foreign Utility Company

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                |  Central and South West  |
                |       Corporation        |
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                             |
                             |
                             |
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                | CSW International, INC.  |
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                             |
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               |                            |
  --------------------------   -------------------------
 |     CSW International    | |    CSW International    |
 |         Two, Inc.        | |       Three, Inc.       |
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               |                            |
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                             |
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                |    CSW Finance Company   |
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                             |
                             |
                 --------------------------
                |      CSW Investments     |
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                             |
                             |
                             |
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               |                            |
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|      CSW (UK) plc        |  |      SEEBOARD plc       |
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                                            |
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                              |          SEEBOARD       |
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